UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Auxilium Pharmaceuticals, Inc. (the “Company”) previously announced that the employment of Dr. Anthony DelConte, the Company’s Chief Medical Officer, will terminate on August 20, 2010 (the “Termination Date”). On August 20, 2010, the Company entered into an Agreement and Release (the “Agreement”) with Dr. DelConte. In accordance with the terms and conditions of the Agreement, Dr. DelConte will receive:

•	severance payments in the gross amount of $247,000.00, payable in nine monthly installments commencing within fifteen (15) days of the Termination Date;

•	an additional severance payment in the amount of $13,500, payable in a lump sum within fifteen (15) days of the Termination Date; and

•

continued medical, dental and prescription drug coverage (less any required employee payments calculated as if Dr. DelConte had continued to be an employee) for himself, his spouse and any dependents during the nine-month period following the Termination Date.

In addition, Dr. DelConte shall receive payment for any accrued but unused vacation time through the Termination Date and, in accordance with the terms of the applicable grant agreements pursuant to which they were granted and the Company’s 2004 Equity Compensation Plan, Dr. DelConte shall have the right to exercise any outstanding stock options that were vested as of the Termination Date until November 18, 2010. Any options and restricted stock held by Dr. DelConte that are not vested as of the Termination Date will be forfeited.

In consideration for the severance payments and other benefits described above, Dr. DelConte has waived and released any and all claims against the Company.

Dr. DelConte remains bound by the non-competition, confidentiality, development assignment and non-solicitation covenants contained in his Amended and Restated Employment Agreement, dated as of December 17, 2008.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Agreement attached as Exhibit 10.1 to this Current Report and incorporated herein by reference. All readers are encouraged to read the entire text of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement and Release, dated August 20, 2010, between Dr. Anthony DelConte and Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: August 20, 2010	By:	/s/ James E. Fickenscher
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Agreement and Release, dated August 20, 2010, between Dr. Anthony DelConte and Auxilium Pharmaceuticals, Inc.